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                                                                    Exhibit 23.6



                            SINOMONITOR INTERNATIONAL



BY FACSIMILE AND COURIER

Focus Media Holding Limited
28/F, Zhao Feng World Trade Building
369 Jiangsu Road
Shanghai 200050
People's Republic of China


                    RE: CONSENT OF SINOMONITOR INTERNATIONAL

We understand that Focus Media Holding Limited ("Focus Media") plans to file a registration statement on Form F-1 ("Registration Statement") with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use therein under the headings "Prospectus Summary," "Our Industry" and "Business" of our name and the data sourced from the publications (CHINESE CHARACTERS) "Analysis Report of Elevator Poster") of Sinomonitor International.



                              Sinomonitor International


                              By:        /s/ Liu Rong
                                     --------------------
                              Name:  Liu Rong
                              Title: Vice President
                              Date:  January 13, 2006